As filed with the Securities and Exchange Commission on October 30, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRECISION DRILLING CORPORATION

(Exact name of registrant as specified in its charter)

Alberta, Canada	Not Applicable
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

800, 525 – 8 Avenue, S.W., Calgary, Alberta, Canada T2P 1G1

(Address of Registrant’s Principal Executive Offices)

Precision Drilling (US) Corporation, 10350 Richmond Avenue, Suite 700, Houston, Texas 77042

(713) 435-6184

(Name, address and telephone number of agent for service)

Precision Drilling Corporation Omnibus Equity Incentive Plan

(Full title of the plan)

Copy to:

Veronica Foley Senior Vice President, General Counsel and Corporate Secretary Precision Drilling Corporation 800, 525 – 8th Avenue S.W. Calgary, Alberta, Canada T2P 1G1 (403) 716-4500	Jason Comerford Osler, Hoskin & Harcourt LLP 620 Eighth Avenue – 36th Floor New York, New York 10018 (212) 867-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Shares	17,887,570	$2.40	$42,930,168	$5,344.81

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also be deemed to cover such indeterminate number of additional Common Shares as is necessary to eliminate any dilutive effect of any future stock split, stock dividend, recapitalization or other similar transactions.
(2)	For the purposes of computing the registration fee only. Pursuant to Rules 457(c) and 457(h) of the Securities Act, the Proposed Maximum Offering Price is based upon the average of the high and low prices per Common Share as reported on the New York Stock Exchange on October 24, 2017, which was $2.40 per Common Share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The documents containing information specified in Part I of Form S-8 will be sent or given to eligible employees of the Corporation participating under the Omnibus Equity Incentive Plan (the “Plan”) of Precision Drilling Corporation (the “Corporation”, the “Registrant”, “we” or “us”) as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

Upon written or oral request, any of the documents incorporated by reference into Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus) and other documents required to be delivered to eligible participants pursuant to Rule 428(b) are available without charge. Requests should be directed to Precision Drilling (US) Corporation, 10350 Richmond Avenue, Suite 700, Houston, Texas 77042, (713) 435-6100, Attention: Investor Relations.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

We incorporate by reference the following documents we filed under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the SEC:

1.	Our Annual Report on Form 40-F for the fiscal year ended December 31, 2016, filed with the SEC on March 10, 2017;

2.	Our Management’s Discussion and Analysis for the three and nine months ended September 30, 2017 (incorporated by reference to Exhibit 99.1 of the Corporation’s Form 6-K furnished to the SEC on October 30, 2017).

3.	Our Management Information Circular dated April 7, 2017, in connection with the annual and special meeting of the Corporation’s shareholders held on May 17, 2017 (incorporated by reference to Exhibit 99.1 to the Corporation’s Form 6-K furnished to the SEC on April 7, 2017).

4.	Our Report of Voting Results, in connection with the annual and special meeting of the Corporation’s shareholders held on May 17, 2017 (incorporated by reference to Exhibit 99.1 to the Corporation’s Form 6-K furnished to the SEC on May 18, 2017).

5.	All other reports filed by the Corporation with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

6.	A description of the Common Shares of the Corporation (incorporated by reference to Exhibit 99.1 to the Corporation’s report on Form 6-K filed by the Corporation on June 1, 2010 under the designation Form 8-K12B).

All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents, except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

The validity of the Common Shares which are registered hereby will be passed upon by Osler, Hoskin & Harcourt LLP.

Item 6. Indemnification of Directors and Officers

Under the Business Corporations Act (Alberta) (the “ABCA”), the Registrant may indemnify a present or former director or officer of the Registrant or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his or her heirs and legal representatives (an “Indemnified Party”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Registrant or that body corporate, if the director or officer acted honestly and in good faith with a view to the best interests of the Registrant, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be in connection with an action by or on behalf of the Registrant to procure a judgment in its favor only with court approval. An Indemnified Party is entitled to indemnification from the Registrant as a matter of right if in the defense of the matter or action he or she was substantially successful on the merits, fulfilled the conditions set forth above, and is fairly and reasonably entitled to indemnity.

The bylaws of the Registrant provide that, subject to section 124 of the ABCA, except in respect of an action by or on behalf of the Registrant or body corporate to procure a judgment in its favor, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Registrant or body corporate, if he or she (i) acted honestly and in good faith with a view to the best interests of the Registrant (ii) and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

The Registrant may, subject to the approval of a Court (as defined in the ABCA), indemnify a person in respect of an action by or on behalf of the Registrant or a body corporate to procure a judgment in its favor, to which he or she is made a party by reason of being or having been a director or an officer of the Registrant or body corporate, against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she (i) acted honestly and in good faith with a view to the best interests of the Registrant (ii) and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his or her conduct was lawful.

Notwithstanding the above, a person shall be entitled to indemnity from the Registrant in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal, or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Registrant or body corporate, if the person seeking indemnity (i) was substantially successful on the merits of his defense of the action or proceeding, (ii) acted honestly and in good faith with a view to the best interests of the Registrant; (iii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful; and (iv) is fairly and reasonably entitled to indemnity.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

Item	Exhibit

3.1	Certificate of Amalgamation of the Corporation (incorporated by reference from the Corporation’s Registration Statement on Form S-8 included as Exhibit 4.1, filed with the SEC on June 17, 2010).

3.2	By-Law No. 1 of the Corporation (incorporated by reference from the Corporation’s Report on Form 6-K included as Exhibit 99.1, furnished to the SEC on April 24, 2013).

3.3	By-Law No. 2 of the Corporation (incorporated by reference from the Corporation’s Report on Form 6-K included as Exhibit 99.2, furnished to the SEC on April 3, 2013).

5.1*	Opinion of Osler, Hoskin & Harcourt LLP.

10.1	Precision Drilling Corporation Omnibus Equity Incentive Plan (incorporated by reference from the Corporation’s Report on Form 6-K included as Exhibit 99.1, furnished to the SEC on April 7, 2017).

23.1*	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

24.1*	Powers of Attorney (included on the signature pages to this Registration Statement).

*	filed herewith

Item 9. Undertakings

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Item	Exhibit

3.1	Certificate of Amalgamation of the Corporation (incorporated by reference from the Corporation’s Registration Statement on Form S-8 included as Exhibit 4.1, filed with the SEC on June 17, 2010).

3.2	By-Law No. 1 of the Corporation (incorporated by reference from the Corporation’s Report on Form 6-K included as Exhibit 99.1, furnished to the SEC on April 24, 2013).

3.3	By-Law No. 2 of the Corporation (incorporated by reference from the Corporation’s Report on Form 6-K included as Exhibit 99.2, furnished to the SEC on April 3, 2013).

5.1*	Opinion of Osler, Hoskin & Harcourt LLP.

10.1	Precision Drilling Corporation Omnibus Equity Incentive Plan (incorporated by reference from the Corporation’s Report on Form 6-K included as Exhibit 99.1, furnished to the SEC on April 7, 2017).

23.1*	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP.

24.1*	Powers of Attorney (included on the signature page to this Registration Statement).

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of, Canada, on the 30th day of October, 2017.

PRECISION DRILLING CORPORATION (Registrant)

By:	/s/ Kevin A. Neveu
Name: Kevin A. Neveu Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Veronica H. Foley, Kevin A. Neveu and Carey T. Ford, and each of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to such attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities on the dates indicated.

Signature	Title	Date

/s/ Kevin A. Neveu Kevin A. Neveu	President, Chief Executive Officer and Director (Principal Executive Officer)	October 30, 2017

/s/ Carey T. Ford Carey T. Ford	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 30, 2017

/s/ William T. Donovan William T. Donovan	Director	October 30, 2017

/s/ Brian J. Gibson Brian J. Gibson	Director	October 30, 2017

/s/ Allen R. Hagerman Allen R. Hagerman	Director	October 30, 2017

/s/ Catherine J. Hughes Catherine J. Hughes	Director	October 30, 2017

/s/ Stephen J. J. Letwin Stephen J. J. Letwin	Director	October 30, 2017

/s/ Kevin O. Meyers Kevin O. Meyers	Director	October 30, 2017

/s/ Steven W. Krablin Steven W. Krablin	Director	October 30, 2017

/s/ Susan M. MacKenzie Susan M. MacKenzie	Director	October 30, 2017

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Precision Drilling Corporation in the United States, in the City of Houston, State of Texas, on this 30th day of October, 2017.

PRECISION DRILLING (US) CORPORATION

/s/ Veronica H. Foley
Name:	Veronica H. Foley
Title:	Senior Vice-President, General Counsel and Corporate Secretary